UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 30, 2008

Cohesant Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53007	20-3580013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
23400 Commerce Park Road, Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(216) 416-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On June 2, 2008, the Company announced the sale of CuraFlo franchises for the Tempe/Scottsdale/Eastern Phoenix territory in Arizona and Raleigh/Durham territory in North Carolina. The Company also announced that Central Coast Pipe Lining, Inc., its independent CuraFlo licensee for the central coast of California, expanded its territory to include Santa Clara County, California. The CuraFlo network now comprises of six franchisees and nine CuraFlo licensed dealers performing, it is estimated, over $20 million in annual pipe rehabilitation business.

The Company began marketing its CuraFlo Franchises program in September 2007. A copy of the Company’s form of Franchise agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.02     Unregistered Sales of Equity Securities

On May 30, 2008, the Company completed the private placement of its Series A 8% Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) at a purchase price of $2.90 per share. A total of 465,518 shares of Series A Preferred Stock were sold in the second tranche, for an aggregate total of 724,138 shares with aggregate proceeds of $2,100,000.20. The preferred shares are presently convertible into 1,448,276 shares of common stock. The shares were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 there under. The proceeds of the offering will be used for general corporate and working capital purposes.

The terms of the shares of Series A Preferred Stock are specified in the Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 8% Convertible Preferred Stock (the “Certificate of Designation”) filed with the Delaware Secretary of State. A copy of the Certificate of Designation was filed with the Company’s Form 8-K filed with the Securities & Exchange Commission on April 28, 2008, which is incorporated by reference herein.

Item 8.01     Other Events

The Company has obtained an update, for federal tax purposes, of the opinion with respect to the "fair market value" of the Company as of February 27, 2008, the date of the spin-off from Cohesant Technologies Inc. The update was obtained to reflect changes occurring since the original valuation was delivered on December 3, 2007. These changes include, but are not limited to, slower than anticipated additions to the CuraFlo franchise network, first quarter fiscal 2008 performance at levels below forecast, reduced estimates for fiscal 2008 and subsequent years, and loss of certain key personnel. Based upon the foregoing, the fair market value of the Company was revised downward to $4,160,000. Consequently, given the number of Company shares issued at the time of the spin-off, the fair market value of the special dividend was $1.20 per share. Information with respect to that portion of the special dividend that will be reported as a taxable dividend will be made available to the Cohesant Technologies' stockholders later this year.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of CuraFlo Franchisee Agreement

99.1	Press Release, dated June 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohesant Inc.

Date:	June 2, 2008	By:	/s/ Robert W. Pawlak
Robert W. Pawlak Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Form of CuraFlo Franchisee Agreement

99.1	Press Release, dated June 2, 2008